October 2, 2000

MGI  PROPERTIES LIQUIDATING  TRUST
ANNOUNCES  TERMINATION OF MGI PROPERTIES,
DEREGISTRATION  OF MGI PROPERTIES' COMMON  SHARES  UNDER  THE
SECURITIES EXCHANGE  ACT  OF  1934  AND
DELISTING  FROM  THE  NEW  YORK  STOCK  EXCHANGE

BOSTON, MASSACHUSETTS . . . . W. Pearce Coues today announced that MGI Properties (formerly NYSE: MGI) terminated its existence as of September 30, 2000, and its remaining assets, consisting of cash and three properties, and liabilities, were transferred to MGI Properties Liquidating Trust. The last day of trading of MGI's Common Shares on the New York Stock Exchange was September 27, 2000, at which time MGI's stock transfer books were closed. Mr. Coues also announced that today MGI filed a Form 15 with the Securities and Exchange Commission (SEC) to terminate the registration of its Common Shares under the Securities Exchange Act of 1934 (the "Act"). MGI Properties will no longer file reports under the Act; however, MGI Properties Liquidating Trust will continue to communicate periodically with it shareholders by press releases and through SEC filings such as Current Reports on Form 8-K and Annual Reports on Form 10-K. With the SEC as required

The purpose of the MGI Properties Liquidating Trust is to dispose of the remaining properties and satisfy the liabilities of MGI Properties, and to distribute the remaining assets to the beneficial owners of the MGI Properties Liquidating Trust. Shareholders of the former MGI Properties became shareholders of MGI Properties Liquidating Trust.

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For further information contact:
Phillip C. Vitali (617) 248-2300


This Press Release may contain forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933 and Section21E of the Securities Exchange Act of 1934. These forward-looking statements are dependent on a number of factors which could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Such factors include, among other things, the risks of future action or inaction by the Board of Trustees with respect to the Plan of Liquidation (and the actual results thereof), including the possibility of litigation pertaining thereto; the net realizable value of and the timing of the sales of the Trust's remaining properties during the course of the liquidation; the amount and timing of any remaining liquidating distributions; changes in national and local economic and financial market conditions,



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as well as those  factors  set forth in MGI  Properties'  Form 10-K for the year ended November 30, 1999, including those set forth under "Forward-Looking Statements," "Other" and Item 1 - "Adoption and Implementation of Liquidation Plan," and the Form10-Q for the quarter ended May 31, 2000.